                                                                    Exhibit 4.13

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                                     FORM OF

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                          QUANTA CAPITAL HOLDINGS LTD.

                                 DATED AS OF [ ]

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                                TABLE OF CONTENTS

SECTION 4.02.     Appointment, Removal and Resignation of Preferred

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

         This PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Preferred
Securities Guarantee"), dated as of       , is executed and delivered by Quanta
Capital Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities
(as defined herein) of [QCH Capital Trust], a Delaware statutory trust (the
"Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the
"Declaration"), dated as of , among the trustees of the Issuer named therein, the Guarantor, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the
date hereof [   ] Preferred Securities, having an aggregate stated liquidation
preference of [   ], designated the [   ]% Preferred Securities (the "Preferred
Securities"); and

         WHEREAS, as incentive for the Holders to purchase the Preferred
Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the
Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder of
Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities
Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         SECTION 1.01. Definitions and Interpretation.

         In this Preferred Securities Guarantee, unless the context otherwise requires:

         (a) Capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

         (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

         (c) all references to "the Preferred Securities Guarantee" or "this
Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this
Preferred Securities Guarantee or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

         "Additional Amounts" means any additional amounts which are required hereby or by the terms of the Preferred Securities, under circumstances specified herein or therein, to be paid by the Guarantor in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                                        1

         "Common Securities" means the common securities representing common undivided beneficial interests in the assets of the Issuer.

         "Covered Person" means any Holder or beneficial owner of Preferred
Securities.

         "Debentures" means the series of junior subordinated debentures of the
Guarantor designated [[ ]% Junior Subordinated Debentures due     ] held by the
Institutional Trustee of the Issuer (as defined in the Declaration).

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in Annex I to the Declaration) that are required to be paid on such Preferred
Securities to the extent the Issuer has funds available therefor, (ii) the amount payable upon redemption to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the
Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of
Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration or the redemption of all of the Preferred Securities upon the maturity or redemption of all of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred
Securities have given any request, notice, consent or waiver hereunder, "Holder"
shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Preferred Guarantee Trustee, any
Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the
Preferred Guarantee Trustee.

         "Indenture" means the Indenture dated as of            , among the
Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Institutional Trustee of the Issuer.

         "Majority in liquidation preference of the Securities" means, except as provided by the Trust Indenture Act, Holders, voting separately as a class, representing more than 50% of the stated liquidation preference (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two duly authorized officers of such Person. Any Officers'
Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, company, limited liability company, trust, partnership, limited liability partnership, joint venture, association, joint stock company, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Guarantee Trustee" means The Bank of New York until a
Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "Responsible Officer" means, with respect to the Preferred Guarantee
Trustee, any vice-president, any assistant vice-president, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Preferred Guarantee Trustee" means a successor Preferred
Guarantee Trustee possessing the qualifications to act as Preferred Guarantee
Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION 2.01. Trust Indenture Act; Application.

         (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred
Securities Guarantee, which are incorporated by reference hereto, and shall, to the extent applicable, be governed by such provisions; and

         (b) if and to the extent that any provision of this Preferred
Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.02. Lists of Holders of Securities.

         (a) The Guarantor shall provide the Preferred Guarantee Trustee (i)
within 15 days after each record payment date of Distributions, a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Preferred Guarantee Trustee, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred
Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         SECTION 2.03. Reports by the Preferred Guarantee Trustee.

         Within 60 days after May 15 of each year, the Preferred Guarantee
Trustee shall provide to the Holders such reports, if any, as are required by
Section 313 of the Trust Indenture Act in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.04. Periodic Reports to Preferred Guarantee Trustee.

         The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information, if any, as required by Section 314 of the
Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act. The reports and information required to be provided to the Preferred Guarantee Trustee pursuant to Section 314(a)(1) or
(2) in the Trust Indenture Act shall be provided within fifteen days of their filing with the Securities and Exchange Commission. The report required by
Section 314(a)(4) of the Trust Indenture Act shall be delivered to the Preferred
Guarantee Trustee within 120 days after the end of the Guarantor's fiscal year.

         SECTION 2.05. Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.06. Events of Default; Waiver.

         The Holders of a Majority in liquidation preference of Preferred
Securities may, by vote, on behalf of the Holders of all of the Preferred
Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this
Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 2.07. Event of Default; Notice.

         (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to a Responsible
Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guarantee
Trustee shall be protected in withholding such notice if and so long as or a
Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the
Preferred Guarantee Trustee shall have received written notice or a Responsible
Officer charged with the administration of the Declaration shall have received written notice.

         SECTION 2.08. Conflicting Interests.

         The Declaration shall be deemed to be specifically described in this
Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

         SECTION 3.01. Powers and Duties of the Preferred Guarantee Trustee.

         (a) This Preferred Securities Guarantee shall be held by the Preferred
Guarantee Trustee for the benefit of the Holders, and the Preferred Guarantee
Trustee shall not transfer its rights, title and interest in this Preferred
Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.04(b) or to a Successor Preferred Guarantee Trustee on
acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor
Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) Upon written notice that an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall, subject to Sections
3.01(d)(iv) and 3.02(a)(vi), enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

         (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred
                  Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the
                  Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no
                  implied covenants or obligations shall be read into this
                  Preferred Securities Guarantee against the Preferred Guarantee
                  Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Preferred Guarantee Trustee, the Preferred Guarantee Trustee
                  may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee
                  Trustee and conforming to the requirements of this Preferred
                  Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically
                  required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to
                  examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the
         Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a
         Majority in liquidation preference of the Preferred Securities at the time outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee
         Trustee, or exercising any trust or power conferred upon the Preferred
         Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities
         Guarantee or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

         SECTION 3.02. Certain Rights of Preferred Guarantee Trustee.

         (a) Subject to the provisions of Section 3.01:

                  (i) the Preferred Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Preferred Securities
         Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Preferred
         Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee
         Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

                  (v) the Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.
         Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of the Guarantor's employees. The Preferred
         Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

                  (vi) the Preferred Guarantee Trustee shall be under no
         obligation to exercise any of the rights or powers vested in it by this
         Preferred Securities Guarantee at the request or direction of any
         Holder, unless such Holder shall have provided to the Preferred
         Guarantee Trustee such adequate security and indemnity satisfactory to it, against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee (which indemnity will be derived from the Holders of a Majority in liquidation preference of the Preferred Securities); provided that nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the
         Preferred Guarantee Trustee, upon the occurrence of an Event of
         Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

                  (vii) the Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the
         Preferred Guarantee Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or

         perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (ix) any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred
         Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities
         Guarantee, both of which shall be conclusively evidenced by the
         Preferred Guarantee Trustee's or its agent's taking such action; and

                  (x) whenever in the administration of this Preferred
         Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee
         Trustee (i) may request instructions from the Holders of a Majority in liquidation preference of the Preferred Securities or the Guarantor,
         (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the
Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         SECTION 3.03. Not Responsible for Recitals or Issuance of Guarantee.

         The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee
does not assume any responsibility for their correctness. The Preferred
Guarantee Trustee makes no representations as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV

                           PREFERRED GUARANTEE TRUSTEE

         SECTION 4.01. Preferred Guarantee Trustee; Eligibility.

         (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any
"conflicting interest" within the meaning of Section 310(b) of the Trust
Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture
Act.

         SECTION 4.02. Appointment, Removal and Resignation of Preferred
Guarantee Trustee.

         (a) Subject to Section 4.02(b), the Preferred Guarantee Trustee may be
appointed or removed without cause at any time by the Guarantor.

         (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

         (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the
Guarantor, which resignation shall not take effect until a Successor Preferred
Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction at the expense of the Guarantor for appointment of a Successor
Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee
Trustee.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.01. Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.02. Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of this Preferred
Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.03. Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, the amount payable upon redemption, Liquidation
Distribution or any other sums payable under the terms of the Preferred
Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, the amount payable upon redemption, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the
Issuer;

         (e) any invalidity of, or defect or deficiency in the Preferred
Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders or any other Person to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.04. Rights of Holders.

         (a) The Holders of a Majority in liquidation preference of the
Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee
Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this
Preferred Securities Guarantee.

         (b) If the Preferred Guarantee Trustee fails to enforce this Preferred
Securities Guarantee, any Holder may, after such Holder makes a written request to the Preferred Guarantee Trustee to enforce this Preferred Securities
Guarantee, institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee
Trustee or any other Person.

         SECTION 5.05. Guarantee of Payment.

         This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

         SECTION 5.06. Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee;
provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred
Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.07. Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred
Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred
Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.

         SECTION 5.08. Net Payments.

         All Guarantee Payments required to be made hereunder shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Islands of Bermuda or such other jurisdiction in which the Guarantor (or any of its successors under the Preferred Securities Guarantee) may be organized (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to any Holder such Additional
Amounts as may be necessary so that every Guarantee Payment made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in this Guarantee Agreement to be then due and payable; provided, however, that the Guarantor shall not be required to make payment of such Additional
Amounts for or on account of:

         (a) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder: (A)
was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Preferred Security; (B)
presented, where presentation is required, such Preferred Security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Preferred Security could not have been presented for payment elsewhere; or
(C) presented, where presentation is required, such Preferred Security more than thirty (30) days after the date on which the payment in respect of such
Preferred Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such
Additional Amounts if it had presented such Preferred Security for payment on any day within such period of thirty (30) days;

         (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

         (c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such
Preferred Security to comply with any reasonable request by the Guarantor or the
Trust addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

         (d) any withholding or deduction required to be made pursuant to EU
Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the "EU Directive"), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

         (e) any combination of items (a), (b), (c) and (d);

nor shall Additional Amounts be paid with respect to any Guarantee Payment to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the related Preferred Security, but only to the extent such

                                       10

payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Preferred Security.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.01. Limitation of Transactions.

         So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default, an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the
Indenture or a selection by the Guarantor of an Extended Interest Payment Period
as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than stock dividends declared and paid by the Guarantor which stock dividends consist of the stock of the same class as that on which the dividend is being paid), (b)
the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, purchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the
Preferred Securities Guarantee).

         Notwithstanding the foregoing, the Guarantor may at any time (a)
purchase or acquire its capital stock in connection with the satisfaction by the
Guarantor of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring the Guarantor to purchase its capital stock; (b) reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock; (c) purchase fractional interests in its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (d) declare dividends or distributions in its capital stock, including stock dividends paid by the
Guarantor which consist of the stock of the same class as that on which any dividend is being paid; (e) redeem or purchase any rights pursuant to a rights agreement; and (f) make payments under any Guarantee related to any Preferred
Securities.

         SECTION 6.02. Ranking.

         This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or Preferred Security of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.01. Termination.

         This Preferred Securities Guarantee shall terminate upon (i) full payment of the amount payable upon redemption of all Preferred Securities, (ii)
the distribution of the Debentures to the Holders of all of the Preferred
Securities or (iii) full payment of the amounts payable in accordance with the
Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this
Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred
Securities Guarantee.

                                       11

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.01. Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or
accountable in damages or otherwise to the Guarantor or any Covered Person for all and any loss, damage, claim or expense (including taxes, other than those based upon, measured by or determined by the income of the Guarantee Trustee)
incurred by reason of any act or omission performed or omitted by such
Indemnified Person in good faith in accordance with this Preferred Securities
Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this
Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such
Indemnified Person's negligence, fraud, dishonesty, bad faith or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other
Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

         SECTION 8.02. Indemnification.

         (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any and all loss, damage, claim or expense (including taxes, other than those based upon, measured by or determined by the income of the Guarantee Trustee) incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred
Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Preferred Securities Guarantee, except that no Indemnified
Person shall be entitled to be indemnified in respect of any loss, damage, claim or expense incurred by such Indemnified Person by reason of negligence, fraud, dishonesty, bad faith or willful misconduct with respect to such acts or omissions.

         (b) To the fullest extent permitted by applicable law, expenses
(including reasonable legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).

         (c) The provisions of this Section shall survive the termination of this agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Successors and Assigns.

         All guarantees and agreements contained in this Preferred Securities
Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any permitted amalgamation, merger or consolidation of the Guarantor with or into another entity or any permitted sale, transfer or lease of the Guarantor's assets to another entity, the Guarantor may not assign its rights or delegate its obligations under the Preferred

                                       12

Securities Guarantee without the prior approval of the Holders of at least
662/3% of the aggregate stated liquidation preference of the Preferred
Securities then outstanding.

         SECTION 9.02. Amendments.

         Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this
Preferred Securities Guarantee may only be amended with the prior approval of the Holders of not less than a Majority in liquidation preference of all the outstanding Securities. The provisions of Section 12.02 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

         SECTION 9.03. Notices.

         All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Preferred Guarantee Trustee, at the Preferred
Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders):

             The Bank of New York
             101 Barclay Street, 8W
             New York, NY 10286
             Attn: Corporate Trust Administration
             Fax: (212) 815-5707

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the
Holders):

             Quanta Capital Holdings Ltd.
             Cumberland House
             1 Victoria Street
             Hamilton HM 11, Bermuda
             Attn: Controller
             Fax: +44(0) 207 264 1301

         (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 9.04. Benefit.

         This Preferred Securities Guarantee is solely for the benefit of the
Holders of the Preferred Securities and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

         SECTION 9.05. Governing Law.

         THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED
AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND ALL
RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES
OF CONFLICT OF LAWS.

                                       13

         THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

QUANTA CAPITAL HOLDINGS LTD.,
as Guarantor

By:
    ---------------------------------------
    Name:
    Title:

THE BANK OF NEW YORK, as
Preferred Guarantee Trustee

By:
    ---------------------------------------
    Name:
    Title: